SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2012

(Date of Earliest Event Reported)

BRENHAM OIL & GAS CORP.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	333-169507	27-2413874
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 20, 2012, Brenham Oil & Gas Corp. issued a press release announcing that it has executed a Production Sharing Contract with the Government of Equatorial Guinea in West Africa.  Pursuant to the terms of the Agreement, Brenham received a 15% participating interest in newly-created Block Y, which consolidates four offshore exploration blocks into a single, half-million acre license.  Xuan Energy is the operator of Block Y. Block Y is between and along a geologic trend with Hess Corporation’s large Okume and Ceiba oil and gas field complex (which peaked at more than 80,000 barrels of oil per day) and an undeveloped oil discovery in Block P to the north, with, among other companies, VAALCO Energy.  The block awarded to Brenham is large, with plenty of room to run, and is in benign operating conditions and moderate water depths.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release issued by Brenham Oil & Gas Corp. dated December 20, 2012.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR

   CEO AND PRESIDENT

   Dated: December 20, 2012